Exhibit 99.1

For Additional Information:
Jim Gilbertson, Vice President and Chief Financial Officer
763-535-8333
jgilbert@navarre.com

Haug Scharnowski, VP Corporate Relations
763-450-2352
hscharnowski@navarre.com

NAVARRE CORPORATION ACQUIRES FUNIMATION, AND PROVIDES FINANCIAL UPDATE AND GUIDANCE

MINNEAPOLIS, MN –May 11, 2005 – Navarre Corporation (NASDAQ: NAVR) a leading publisher and distributor of a broad range of home entertainment and multimedia software products, today announced that it has acquired all general and limited partnership interests in FUNimation Productions, Ltd. and The FUNimation Store, Ltd.

FUNimation, based in Fort Worth, Texas, is recognized as a leading licensor and home video distributor of Japanese animation and entertainment for children and young adults. FUNimation titles include DragonBall Z, Dragon Ball GT, Yu Yu Hakusho, Case Closed and Fullmetal Alchemist. FUNimation has enjoyed broadcast success with 15 titles currently airing on networks including Cartoon Network, Disney Channel, Nickelodeon and PBS Kids. FUNimation leverages its proprietary licensed content into various revenue streams including television broadcast, DVD home video, toys, video games, and trading cards. In addition to the home video distribution and third-party licensing, FUNimation also engages in third-party marketing, sales and distribution agreements with content providers, including 4Kids Entertainment Inc., Nelvana, Alliance Atlantis, Chorion, WGBH, Cookie Jar Group, Porchlight Entertainment and Mainframe Entertainment. Since January 1, 2005, FUNimation has signed product license agreements including Noddy, Winx, Akira Kurosawa’s Samurai 7, My Dad the Rock Star, and a co-production agreement with sports icon Tony Hawk.

For the years ended December 31, 2002, 2003 and 2004, FUNimation’s audited results included net sales of $63.7 million, $81.6 million and $72.4 million, respectively, and pre-tax income of $24.9 million, $30.5 million and $29.8 million, respectively.

Eric Paulson, Chairman and Chief Executive Officer, stated, “The acquisition of FUNimation is an exciting transaction for everyone involved – our customers, our two companies and Navarre’s shareholders. The FUNimation transaction validates Navarre’s corporate strategy, which focuses on continued growth and content ownership through licensing while continuing to leverage our distribution assets.” Mr. Paulson continues, “FUNimation brings a wide assortment of high profile brands, combining home video distribution with exciting broadcast and third-party licensing opportunities. Their relationships with content owners, coupled with their brand development skills provide great opportunities across our entire enterprise. Gen Fukunaga and Daniel Cocanougher, the President and Executive Vice President of FUNimation respectively, add additional depth to Navarre’s overall management team and we look forward to their ongoing contribution.”

Gen Fukunaga, President of FUNimation Productions Ltd stated, “We are very excited to join the Navarre family. FUNimation will benefit from Navarre’s state-of-the-art retail distribution capabilities and Navarre offers FUNimation a capital structure to pursue new product opportunities and business initiatives.”

Under the terms of the acquisition, Navarre acquired all general and limited partnership interests of FUNimation for approximately $100,400,000 in cash, subject to post-closing adjustments not to exceed $5.0 million, plus 1,827,486 shares of unregistered Navarre common stock, subject to certain registration rights. Additionally, the sellers could receive up to $17,000,000 in cash to be paid over five-years if FUNimation achieves certain agreed-upon financial targets during that period.

To complete the FUNimation acquisition, Navarre entered into a $165 million credit facility with GE Commercial Finance. This credit facility amends the Company’s previously existing lines of credit with GE Commercial Finance. Under this credit facility the Company entered into both a six-year $140 million Term Loan B sub-facility and a five-year revolving sub-facility for up to $25 million. The credit facility is secured by a first priority security interest in substantially all of Navarre’s assets. This facility is prepayable at any time, at the Company’s option.

The entire $140 million of the Term Loan B sub-facility was drawn by the Company at closing to finance the initial cash portion of the FUNimation acquisition and associated expenses, with the remaining balance placed into cash reserves for general corporate purposes. The revolving sub-facility will be available to the Company for its working capital and general corporate needs and at the time of closing was undrawn.

Bear, Stearns & Co. Inc. acted as financial advisor to Navarre Corporation in connection with the transaction, and A.G. Edwards & Sons, Inc. acted as financial advisor to FUNimation.

Fiscal Year 2005 and Fourth Quarter Financial Update

With the previously-announced agreement to purchase the remaining twenty percent (20%) ownership interest of its subsidiary Encore Software from Mike Bell, Navarre will recognize approximately $5.8 million of compensation expense in the recently completed fourth quarter of its 2005 fiscal year. In addition, Navarre will realize approximately $600,000 of expenses related to the FUNimation acquisition and an approximate $750,000 of expenses spent on preparation for Sarbanes Oxley compliance in the fourth quarter that ended March 31, 2005. Due to the above-mentioned items the Company anticipates negative earnings for the fourth quarter ended March 31, 2005. Based on preliminary figures the Company also anticipates reporting fiscal year 2005 net sales of approximately $600 million. Additionally, the Company’s balance sheet as of March 31, 2005 is anticipated to show approximately $15.0 million in cash, $39.0 million in inventory, $95.0 million in net accounts receivable, $96.0 in accounts payable and that the company was operating without bank debt.

Fiscal Year 2006 Guidance

The company expects the FUNimation transaction to be accretive to its fiscal year 2006 results. FUNimation will contribute approximately 10 months worth of operations to Navarre’s fiscal year 2006 consolidated financial results. With the consolidation of FUNimation, the company anticipates fiscal 2006 net sales to be between $710 million to $720 million. After anticipated costs related to the FUNimation integration the Company anticipates fiscal 2006 earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be between $40 million and $45 million or $1.26 to $1.42 of EBITDA per share fully diluted.

About Navarre Corporation

Navarre Corporation (NASDAQ: NAVR) is a leading publisher and distributor of a broad range of home entertainment and multimedia products, including PC software, CD audio, DVD and VHS video, video games and accessories. Since its founding in 1983, the company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and music superstores, military and e-tailers nationwide. The company currently provides its products to over 18,000 retail and distribution center locations throughout the United States and Canada. Navarre has recently expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore Software, Inc. and BCI Eclipse Company, LLC. For more information, please visit the company’s web site at www.navarre.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the Company’s dependence on significant vendors; the Company’s dependence upon software developers and manufacturers and popularity of their products; the Company’s ability to maintain and grow its exclusive distribution business through agreements with music labels; the Company’s dependence upon a key employee and its Founder, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer; the Company’s ability to attract and retain qualified management personnel; uncertain growth in the publishing segment; the acquisition strategy of the Company, including the successful integration of FUNimation, could disrupt other business segments and/or management; the seasonality and variability in the Company’s business and that decreased sales during peak season could adversely affect its results of operations; the Company’s ability to meet its significant working capital requirements related to distributing products and financing accounts receivable; the Company’s ability to avoid excessive inventory return and obsolescence losses; the potential for inventory values to decline; the Company’s credit exposure due to reseller arrangements or negative trends which could cause credit loss; the Company’s ability to adequately and timely adjust cost structure for decreased demand; the Company’s ability to compete effectively in distribution and publishing, which are highly competitive industries; the Company’s dependence on third-party shipping of its product; the Company’s dependence on information systems; technological developments, particularly in the electronic downloading arena which could adversely impact sales, margins and results of operations; increased counterfeiting or piracy which could negatively affect demand for the Company’s products; the Company may not be able to protect its intellectual property; interruption of the Company’s business or catastrophic loss at a facility which could curtail or shutdown its business; the potential for future terrorist activities to disrupt operations or harm assets; significant Company stock volatility; the exercise of outstanding warrants and options adversely affecting stock price; the Company’s anti-takeover provision, its ability to issue preferred stock and its staggered board may discourage take-over attempts beneficial to shareholders; because the Company does not intend to pay dividends, stock appreciation may yield the only return on an investment in Company stock; and the Company’s directors may not be personally liable for certain actions which may discourage shareholder suits against them. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the year ended March 31, 2004. Investors and shareholders are urged to read this document carefully. Investors and shareholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, “NAVARRE CORPORATION ACQUIRES FUNIMATION, AND PROVIDES FINANCIAL UPDATE AND GUIDANCE”, dated May 11, 2005, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.